UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2020

Gladstone Investment Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	814-00704	83-0423116
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value per share	GAIN	The Nasdaq Stock Market LLC
6.250% Series D Cumulative Term Preferred Stock, $0.001 par value per share	GAINM	The Nasdaq Stock Market LLC
6.375% Series E Cumulative Term Preferred Stock, $0.001 par value per share	GAINL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective May 12, 2020, the board of directors of Gladstone Investment Corporation (the “Company”) amended and restated the Company’s bylaws (as amended and restated, the “Bylaws”) to (1) provide that (a) certain courts in Delaware shall be the exclusive forum for certain litigation, (b) a majority of the outstanding shares of capital stock of the Company entitled to vote at a meeting of the Company’s stockholders shall constitute a quorum for all matters at such meeting, including matters requiring a separate vote by a class or classes or series, and (c) no member of the ethics, nominating and corporate governance committee of the board of directors shall be an officer of the Company, (2) remove certain provisions that only applied prior to the Company’s initial public offering in 2005 and (3) make other non-substantive changes. A copy of the Bylaws is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws of Gladstone Investment Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Investment Corporation

Date: May 15, 2020	By:	/s/ Julia Ryan
Julia Ryan Chief Financial Officer and Treasurer